Exhibit 3.w

Applicant’s Account No.		Filed this 26th day of November, A.D. 1980
DSCB-BCL-204 (Rev. 8-72)		Commonwealth of Pennsylvania Department of State
Filing Fee: $75
AIB-7	80-69 1834
720604
Articles of	COMMONWEALTH OF PENNSYLVANIA	/s/ William R. Davis
Incorporation-	DEPARTMENT OF STATE
Domestic Business Corporation	CORPORATION BUREAU
Secretary of the Commonwealth

as

In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933(P.L.364) (15 P. S. § 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.	The name of the corporation is:

Nationwide Recyclers’ Inc.

2.	The location and post office address of the initial registered office of the corporation in this Commonwealth is:

1600 Locust Street,
(NUMBER)		(STREET)

Philadelphia	Pennsylvania	19103
	(CITY)	(ZIP CODE)

3.	The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

The corporation is organized under the Business Corporation Law, Act of 1933 P.L. 364, as amended, to engage in the recycling of scrap metals and to do any lawful act concerning any or all lawful business to which corporations may be incorporated under this act.

4.	The term for which the corporation is to exist is: Perpetual.

5.	The aggregate number of shares which the corporation shall have authority to issue is:

1,000 shares no par common

DSCB-BCL-204 (Rev. 8-72)

6.	The name(s) and post office address(es) of each incorporator(s). and the number and class of shares subscribed by such incorporator(s) is (are):

NAME	ADDRESS (including street and number, if any)	NUMBER AND CLASS OF SHARES
Michael J. Stack	1600 Locust Street Phila. Penna. 19103	1

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 21st day of November, 1980.

(SEAL)	/s/ Michael J. Stack	(SEAL)

(SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

A.	For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

B.	One or more corporations or natural persons of full age may incorporate a business corporation.

C.	Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 .. . etc.

D.	The following shall accompany this form:

(1)	Three copies of Form DSCB:BCL-206 (Registry Statement Domestic of Foreign Business Corporation).

(2)	Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of Name) or Form DSCB: 17 .3 (Consent to Use of Similar Name).

(3)	Any necessary governmental approvals.

E.	BCL §205 (15 Pa. S. §1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

Entity Number	☒ Business Corporation (§ 1915)
720604	☐ Nonprofit Corporation (§ 5915)

				Document will be returned to the name and address you enter to the left
Name
	Pamela Bishop – Dechert

Address				f
	Thirty North Third Street

City		State	Zip Code
	Harrisburg,	PA	7101

Fee: $52	Filed in the Department of State on APR 17 2003

/s/ Pedro Cortés
Acting Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the Corporation is:

Nationwide Recyclers’ Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider	County
c/o CT Corporation System	Philadelphia

3.	The statute by or under which it was incorporated:

Pennsylvania Business Corporation Law of 1933, as amended

4.	The date of its incorporation:

11/26//1980

5.	Check, and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on: at

                                                                                          Date                   Hour

6.	Check one of the following:

☐	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

☒	The amendment adopted by the corporation, set forth in full, is as follows

“1. The name of the corporation is: NWR, Inc.”

☐	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 15th day of April, 2003 .

Nationwide Recyclers’ Inc.
Name of Corporation

/s/ William T. Gallagher
Signature

Vice President & Secretary
Title